UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report:
(Date of earliest event reported)
October 20, 2005

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18927	75-2349915
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
690 East Lamar Blvd., Suite 200
Arlington, Texas 76011
(Address of principal executive offices and zip code)
(817) 265-4113
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.
     On October 20, 2005, Tandy Brands Accessories, Inc. (the “Company”) entered into the Fourth Amendment (the “Fourth Amendment”) to its Credit Agreement dated as of June 27, 2001, as amended by that First Amendment to Credit Agreement, dated as of June 28, 2002, that Second Amendment to Credit Agreement dated as of June 26, 2003, and that Third Amendment to Credit Agreement dated August 26, 2004 (the “Credit Agreement”), with Wells Fargo HSBC Trade Bank, N.A., Wells Fargo Bank, N.A., Comerica Bank, JPMorgan Chase Bank and Bank of America, N.A. The Fourth Amendment is effective as of September 30, 2005.
     Shipping delays throughout the supply chain related to hurricane Katrina as well as an increase in sales of lower margin direct sales goods resulted in an EBITDA shortfall thereby causing the Company to breach a leverage and fixed charge covenant with its lending financial institutions. Had the shipping delay not occurred in the first quarter, the Company would have been in compliance with its covenants under the Credit Agreement. Given the Company’s lengthy history of producing strong quarterly cash flow, the lending financial institutions agreed to an amendment to the Credit Agreement to adjust the Company’s financial covenant requirements for both the first and second quarters of fiscal 2006. The Fourth Amendment, among other things, (i) establishes applicable commitment fee percentages and applicable margins for Eurodollar borrowings at higher ratios of funded indebtedness to EBITDA, and (ii) increases thresholds of the leverage ratio and fixed charge coverage ratio that the Company must not surpass for the first and second quarters of fiscal 2006.
Item 2.02 Results of Operations and Financial Condition.
     Pursuant to Item 2.02 of Form 8-K, the information contained in Item 9.01(c) and this Item 2.02 is furnished to, but not filed with, the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and, therefore, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.
     On October 26, 2005, the Company issued a press release announcing its financial results for the first quarter ended September 30, 2005. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Item 8.01 Other Events.
     The Board of Directors declared a quarterly dividend of $0.0275 per common share that will be payable January 20, 2006, to shareholders of record at the close of business on December 31, 2005. A copy of a press release announcing the dividend is attached hereto as Exhibit 99.1.
Item 9.01(c) Exhibits.
     Exhibit 99.1 Press Release, dated October 26, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: October 26, 2005	By:	/s/ J.S.B. Jenkins

J.S.B. Jenkins President and Chief Executive Officer

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